Impact on Classes A1, A-2 and A-SB, if the following loans extend by 12 months
(3 scenarios):

Scenario 1
Demonbreun Center
Circuit City - Redding, CA
CVS - Port Richey, FL

A-1       WAL        3.239
     FirstPay            1
      LastPay           58

A-2       WAL        6.622
     FirstPay           79
      LastPay           86

A-SB      WAL        7.269
     FirstPay           58
      LastPay          111

Scenario 2
Demonbreun Center
Circuit City - Redding, CA
CVS - Port Richey, FL
Hilton Garden Inn - Glen Allen, VA

A-1       WAL        3.413
     FirstPay            1
      LastPay           70

A-2       WAL        6.622
     FirstPay           79
      LastPay           86

A-SB      WAL        7.269
     FirstPay           58
      LastPay          111

Scenario 3
Demonbreun Center
Circuit City - Redding, CA
CVS - Port Richey, FL
Hilton Garden Inn - Glen Allen, VA
Reston Executive Center
Great Wolf Resorts Portfolio

A-1       WAL        3.413
     FirstPay            1
      LastPay           70

A-2       WAL        7.686
     FirstPay           86
      LastPay          101

A-SB      WAL        7.194
     FirstPay           58
      LastPay          111

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